UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2013

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No.1 to Form 8-K amends a Current Report on Form 8-K filed by the registrant on September 16, 2013. This Amendment No. 1 is filed for the purpose of reporting a disposition of assets by the registrant pursuant to agreements entered into on September 16, 2013 and providing pro forma financial statements required by Item 9.01 (b) of Form 8-K and Article 11 of Regulation S-X. It also discloses additional information under Item 8.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2013 the registrant’s majority-owned search subsidiary Sogou Inc., a Cayman Islands company (together with its wholly-owned subsidiaries and variable interest entity, “Sogou”), entered into a Subscription Agreement (the “Subscription Agreement”) with THL A21 Limited, a British Virgin Islands company which is a wholly-owned subsidiary of Tencent Holdings Limited, a Cayman Islands company (Tencent Holdings Limited together with its subsidiaries, Tencent”); the registrant’s wholly-owned subsidiary Sohu.com (Search) Limited, a Cayman Islands company (“Sohu Search”); and Photon Group Limited (“Photon”), the investment vehicle of Dr. Charles Zhang, the registrant’s Chairman and Chief Executive Officer. The transactions contemplated under the Subscription Agreement were effective upon its execution.

Pursuant to the Subscription Agreement and a series of contracts also entered into on September 16, 2013 between Sogou and Tencent, Tencent invested a net amount of $448 million in cash in Sogou and is transferring its Soso search-related businesses and certain other assets to Sogou. The parties have agreed to customary representations, warranties, indemnities and covenants. As a result of the transaction, Tencent, through a combination of voting Series B Preferred Shares and non-voting Class B Ordinary Shares, holds 36.5% of Sogou’s equity capital on a fully-diluted basis, which could further increase to approximately 40% in the near future, and a 20.6% voting interest in Sogou. Sohu remains the controlling shareholder of Sogou through a voting agreement also entered into on September 16, 2013 among Sohu Search, Photon, Sogou’s Chief Executive Officer Mr. Xiaochuan Wang, and four other members of Sogou’s management. Sohu will continue to consolidate Sogou in its financial statements and recognize non-controlling interest.

Under an amended and restated memorandum of association adopted by Sogou’s shareholders effective September 16, 2013 in connection with the Subscription Agreement, the Sogou Series B Preferred Shares acquired by Tencent are entitled to customary dividend and liquidation preferences, anti-dilution protection, protective provisions, pre-emptive rights, and the right to participate pro rata in any dividends paid by Sogou.

Also on September 16, 2013, Sogou, Sohu Search, Photon, Mr. Xiaochuan Wang, four other members of Sogou’s management (collectively, the “Sohu Parties”) and Tencent entered into a Shareholders Agreement (the “Shareholders Agreement”). Under the Shareholders Agreement, the parties have agreed to vote their Sogou voting shares in all elections of directors to elect three designees of Sohu Search and two designees of Tencent. In addition, the Sohu Parties, on the one hand, and Tencent, on the other hand, may not transfer any equity shares in Sogou without the consent of Sohu Search or Tencent, as applicable. If consent to a transfer of shares is given by the appropriate party, the shares will remain subject to customary rights of first refusal and co-sale. In addition, Sogou has agreed to grant Tencent customary registration rights following an initial public offering by Sogou. The Shareholders Agreement will terminate effective upon the completion of an initial public offering by Sogou.

Sogou will use a portion of the cash proceeds of Tencent’s investment to pay a special dividend in the amount of approximately $301 million to the holders of Series A Preferred Shares of Sogou, payable promptly following the closing of the transaction.

Separately, Sogou and Tencent entered into a Business Cooperation Agreement and related agreements on September 16, 2013 pursuant to which they have agreed to jointly develop, cross-promote and integrate their respective products and services, while collaborating in areas of search technology, user insights and data sharing. Sogou’s leading products, including Sogou Pinyin and Sogou Search, will have direct access to the vast user base of Tencent’s online and mobile social communities.

Also on September 16, 2013, Sogou entered into (i) a Repurchase Option Agreement with Sohu Search, exercisable commencing March 15, 2014, granting to Sogou the right to purchase 24,000,000 Series A Preferred Shares of Sogou held by Sohu Search for an aggregate purchase price of $78.8 million; (ii) a Repurchase Option Agreement with Photon, also exercisable commencing March 15, 2014, granting to Sogou the right to purchase 6,400,000 Series A Preferred Shares of Sogou held by Photon for an aggregate purchase price of $21 million; and (iii) a Repurchase/Put Option Agreement with China Web Search (HK) Limited (“China Web”), also exercisable commencing March 15, 2014, granting to Sogou the right to purchase, and China Web the right to put to Sogou, 14,400,000 Series A Preferred Shares of Sogou held by China Web for an aggregate purchase price of $47.3 million. Sogou expects to exercise its rights under each of these agreements when they first become exercisable.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 16, 2013, the registrant completed the issuance to Tencent of a combination of voting Series B Preferred Shares and non-voting Class B Ordinary Shares in the registrant’s subsidiary Sogou and the acquisition from Tencent of its Soso search-related businesses and certain other assets to Sogou. Based on the Company’s assessment, the acquisition did not constitute a significant acquisition under Rule 3-05 of Regulation S-X. The disclosures contained in Item 1.01 of this report are incorporated herein by reference.

Item 8.01 Other Events.

On September 16, 2013, the registrant and Tencent Holdings Limited jointly issued a press release announcing a strategic cooperation between them with respect to Sogou, a subsidiary of the registrant. A copy of the press release is filed herewith as Exhibit 99.1.

On September 17, 2013, Sogou paid a special dividend to the holders of Series A Preferred Shares of Sogou. The holders of Sogou’s Series A Preferred Shares consist of the registrant, which is Sogou’s controlling shareholder; Photon Group Limited (“Photon”), which is the investment vehicle of the registrant’s Chairman and Chief Executive Officer Dr. Charles Zhang; and China Web Search (HK) Limited. Sogou’s intention to pay a dividend in the aggregate amount of approximately $301 million was previously reported in this report as originally filed by the registrant with the Securities and Exchange Commission on September 16, 2013. The amounts of the dividend received by the registrant and Photon were $161,192,517 and $42,984,671, respectively.

Earlier, in June 2012, the registrant had purchased from Alibaba Investments Limited (“Alibaba”), a private investment subsidiary of Alibaba Group Holding Limited, 24 million shares of Series A Preferred Shares of Sogou for cash consideration of $25.8 million. In the process of preparing the unaudited pro forma consolidated financial statements included in Item 9.01(b) of this report and reviewing matters related to the transactions reported under Item 2.01 of this report, the registrant’s management discovered an error, related to the registrant’s purchase of such 24 million Series A Preferred Shares from Alibaba, in the calculation of earnings per share and presentation of net income available to common shareholders of Sohu.com Inc. as previously reported by the registrant in the consolidated financial statements for the three months and six months ended June 30, 2012 included in the registrant’s Quarterly Report on Form 10-Q for the quarter (“2nd Quarter 2012 10-Q”). Such error has been corrected for purposes of the preparation of such pro forma consolidated financial statements. The error resulted from a mistake in the application of generally accepted accounting principles set forth in ASC 260-10-S99-2. The registrant’s management has determined that application of the relevant accounting principles would indicate that, upon the registrant’s purchase of the 24 million shares of Series A Preferred Shares of Sogou from Alibaba, the difference between the consideration transferred to the holder of the Series A Preferred Shares and the carrying amount of such shares in the registrant’s consolidated balance sheet, amounting to $14.2 million, represented a return to the holder that should be treated in a manner similar to the treatment of dividends paid on the Series A Preferred Shares. Accordingly, this amount of $14.2 million should have been subtracted from net income to arrive at net income available to common shareholders in the registrant’s calculation of earnings per share. The carry-forward effects of the aforementioned error also caused an error with the same effect for the nine months ended September 30, 2012 included in the registrant’s Quarterly Report on Form 10-Q for the quarter (“3rd Quarter 2012 10-Q”) and for the year ended December 31, 2012 included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”).

The registrant’s management is currently assessing the impact of the aforementioned error, but has not yet completed its assessment, and as of the date of the filing of this Amendment No. 1 to Form 8-K neither the registrant’s full Board of Directors nor the registrant’s Audit Committee has reached a conclusion as to whether the error is of such a nature and scope as would require a statement that the registrant’s consolidated financial statements for the year ended December 31, 2012 included in the 2012 Form 10-K and/or for the quarters ended June 30, 2012 and September 20, 2012 included in the 2nd Quarter 2012 10-Q and the 3rd Quarter 2012 10-Q should no longer be relied upon, and whether the error reveals a deficiency in internal controls over financial reporting, and, if so, the level of any such deficiency. The registrant will include corrected information in future filings as appropriate.

The following chart provides a brief, unaudited, illustration of the information as included in the 2012 Form 10-K and as corrected.

	As previously reported	As corrected
Net income attributable to Sohu.com Inc.	$87,159	$87,159
Less: adjustment for deemed dividends to a holder of Series A Preferred Shares of a subsidiary	—	14,219

Net income available to common shareholders of Sohu.com Inc.	$87,159	$72,940

Basic earnings per share	$2.29	$1.92
Diluted earnings per share	$2.03	$1.66

For the 2nd Quarter 2012 10-Q and the 3rd Quarter 2012 10-Q, net income available to common shareholders of Sohu.com Inc. for calculation of earnings per share for the six months ended June 30, 2012 and the nine months ended September 30, 2012 should have been reduced by $14.2 million and the basic and diluted earnings per share for the six months ended June 30, 2012 and the nine months ended September 30, 2012 should have been $0.57 and $0.44, $1.25 and $1.06, respectively, after adjustment for the deemed dividend to the holder of Series A Preferred Shares of Sogou in the amount of $14.2 million.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Summary of Transaction

On September 16, 2013 Sohu.com Inc.’s (“Sohu” or the “Company”) majority-owned search subsidiary Sogou Inc., a Cayman Islands company (together with its wholly-owned subsidiaries and variable interest entity, “Sogou”), entered into a Subscription Agreement (the “Subscription Agreement”) with THL A21 Limited, a British Virgin Islands company which is a wholly-owned subsidiary of Tencent Holdings Limited, a Cayman Islands company (Tencent Holdings Limited together with its subsidiaries, “Tencent”); the Company’s wholly-owned subsidiary Sohu.com (Search) Limited, a Cayman Islands company (“Sohu Search”); and Photon Group Limited (“Photon”), the investment vehicle of Dr. Charles Zhang, the Company’s Chairman and Chief Executive Officer. The transactions contemplated under the Subscription Agreement were effective upon its execution.

Pursuant to the Subscription Agreement and a series of contracts also entered into on September 16, 2013 between Sogou and Tencent, Tencent invested a net amount of $448 million in cash in Sogou and is transferring its Soso search-related businesses and certain other assets to Sogou. As a result of the transaction, Tencent, through a combination of voting Series B Preferred Shares and non-voting Class B Ordinary Shares, holds 36.5% of Sogou’s equity capital on a fully-diluted basis. Sohu remains the controlling shareholder of Sogou through a voting agreement also entered into on September 16, 2013 among Sohu Search, Photon, Sogou’s Chief Executive Officer Mr. Xiaochuan Wang, and four other members of Sogou’s management. Sohu will continue to consolidate Sogou in its financial statements and recognize non-controlling interest.

Sogou used a portion of the cash proceeds of Tencent’s investment to pay a special dividend in the amount of approximately $301 million to the holders of Series A Preferred Shares of Sogou, promptly following the closing of the transaction, of which approximately $161 million was paid to Sohu Search.

Also on September 16, 2013, Sogou entered into (i) a Repurchase Option Agreement with Sohu Search, exercisable commencing March 15, 2014, granting to Sogou the right to purchase 24,000,000 Series A Preferred Shares of Sogou held by Sohu Search for an aggregate purchase price of $78.8 million; (ii) a Repurchase Option Agreement with Photon, also exercisable commencing March 15, 2014, granting to Sogou the right to purchase 6,400,000 Series A Preferred Shares of Sogou held by Photon for an aggregate purchase price of $21 million; and (iii) a Repurchase/Put Option Agreement with China Web Search (HK) Limited (“ China Web “), also exercisable commencing March 15, 2014, granting to Sogou the right to purchase, and China Web the right to put to Sogou, 14,400,000 Series A Preferred Shares of Sogou held by China Web for an aggregate purchase price of $47.3 million. Sogou expects to exercise its rights under each of these agreements when they first become exercisable.

Basis of Presentation

Due to the dilutive impact to Sohu’s shareholding percentage, the issuance of voting Series B Preferred Shares and non-voting Class B Ordinary Shares to Tencent is treated as a disposition of a portion of Sohu’s interest in the share capital of Sogou. Tencent’s transfer of Tencent’s Soso search-related businesses and certain other assets to Sogou is treated as an acquisition.

As the acquisition of the Soso search-related businesses and certain other assets is not significant, the following unaudited pro forma consolidated financial statement information has been prepared to reflect only the disposition of a portion of Sohu’s interest in the share capital of Sogou.

The unaudited pro forma consolidated statement of comprehensive income for the six months ended June 30, 2013 and the year ended December 31, 2012 are based on the Company’s historical consolidated statements of comprehensive income, and give effect to the transaction as if it had occurred on January 1, 2012. The unaudited pro forma consolidated balance sheet as of June 30, 2013 is based on Sohu’s historical balance sheet as of that date, and gives effect to the transaction as if it had occurred on June 30, 2013.

The unaudited pro forma consolidated financial statement information presented below is based on the assumptions and adjustments set forth in the notes to such information. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statement information were directly attributable to the transaction, are factually supportable, are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma consolidated financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the transaction actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

This unaudited pro forma consolidated financial statement information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013 (the “2012 Form 10-K”), and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2013 filed on August 8, 2013. As disclosed in Item 8.01 of this report and Note 1 to the unaudited pro forma consolidated financial statements below, the calculation of earnings per share and basic earnings per share as reported by the Company in the consolidated financial statements included in the 2012 Form 10-K contained an error, which has been corrected for purposes of the preparation of this pro forma consolidated financial statement information.

SOHU.COM INC.

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands, except par value)

	As of June 30, 2013
		Pro Forma Adjustments to reflect transactions completed on or promptly after September 16, 2013 (Note 2)			Pro Forma Adjustments to reflect Sogou exercising its repurchase option rights (Note 3)
	Sohu.com Inc. (Note 1)	Pro Forma Adjustments	Footnote Reference	Pro Forma Balance Sheet	Pro Forma Adjustments	Footnote Reference	Pro Forma Balance Sheet as adjusted

ASSETS
Current assets:
Cash and cash equivalents	$770,542	$308,300	(a)	$1,078,842	$(68,300)	(i)	$1,010,542
Restricted time deposits	169,324	0		169,324	0		169,324
Short-term investments	97,123	0		97,123	0		97,123
Investments in debt securities	80,923	0		80,923	0		80,923
Accounts receivable, net	138,612	0		138,612	0		138,612
Prepaid and other current assets	87,677	0		87,677	0		87,677

Total current assets	1,344,201	308,300		1,652,501	(68,300)		1,584,201

Fixed assets, net	496,359	0		496,359	0		496,359
Goodwill	161,409	0		161,409	0		161,409
Intangible assets, net	67,181	0		67,181	0		67,181
Restricted time deposits	173,190	0		173,190	0		173,190
Prepaid non-current assets	10,296	0		10,296	0		10,296
Other assets	16,852	27,472	(b)	44,324	0		44,324

Total assets	$2,269,488	$335,772		$2,605,260	$(68,300)		$2,536,960

LIABILITIES
Current liabilities:
Accounts payable	81,585	0		81,585	0		81,585
Accrued liabilities	145,801	6,840	(c)	152,641	0		152,641
Receipts in advance and deferred revenue	90,488	0		90,488	0		90,488
Accrued salary and benefits	72,583	0		72,583	0		72,583
Taxes payable	35,882	16,120	(d)	52,002	5,300	(i)	57,302
Deferred tax liabilities	15,395	0		15,395	0		15,395
Short-term bank loans	164,000	0		164,000	0		164,000
Other short-term liabilities	49,070	5,760	(e)	54,830	(5,760)	(i)	49,070
Contingent consideration	0	0		0	0		0

Total current liabilities	654,804	28,720		683,524	(460)		683,064

Long-term accounts payable	7,423	0		7,423	0		7,423
Long-term bank loans	158,963	0		158,963	0		158,963
Deferred tax liabilities	7,571	0		7,571	0		7,571

Total long-term liabilities	173,957	0		173,957	0		173,957

Total liabilities	828,761	28,720		857,481	(460)		857,021

Commitments and contingencies
MEZZANINE EQUITY	0	0		0	0		0
SHAREHOLDERS’ EQUITY
Sohu.com Inc. shareholders’ equity:
Common stock: $0.001 par value per share (75,400 shares authorized; 38,279 shares issued and outstanding as of June 30, 2013)	44	0		44	0		44
Additional paid-in capital	389,541	(20,280)	Note1,(f)	369,261	(1,140)	(i)	368,121
Treasury stock (5,889 shares)	(143,858)	0		(143,858)	0		(143,858)
Accumulated other comprehensive income	99,413	0		99,413	0		99,413
Retained earnings	816,241	(141,300)	Note1,(g)	674,941	(59,709)	(i)	615,232

Total Sohu.com Inc. shareholders’ equity	1,161,381	(161,580)		999,801	(60,849)		938,952
Noncontrolling interest	279,346	468,632	(h)	747,978	(6,991)	(i)	740,987

Total shareholders’ equity	1,440,727	307,052		1,747,779	(67,840)		1,679,939
Total liabilities, mezzanine equity and shareholders’ equity	$2,269,488	$335,772		$2,605,260	$(68,300)		$2,536,960

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

SOHU.COM INC.

Unaudited Pro Forma Consolidated Statement of Comprehensive Income

(In thousands, except per share data)

	Year Ended December 31, 2012
		Pro Forma Adjustments to reflect transactions completed on or promptly after September 16, 2013 (Note 2)			Pro Forma Adjustments to reflect Sogou exercising its repurchase option rights (Note 3)
	Sohu.com Inc. (Note 1)	Pro Forma Adjustments	Footnote Reference	Pro Forma Statement of Comprehensive Income	Pro Forma Adjustments	Footnote Reference	Pro Forma Statement of Comprehensive Income as adjusted
Revenues:
Online advertising:
Brand advertising	$290,205	$0		$290,205	$0		$290,205
Search and others	124,389	0		124,389	0		124,389

Subtotal of online advertising revenues	414,594	0		414,594	0		414,594

Online games	574,653	0		574,653	0		574,653
Mobile	55,893	0		55,893	0		55,893
Others	22,061	0		22,061	0		22,061

Total revenues	1,067,201	0		1,067,201	0		1,067,201

Cost of revenues:
Online advertising:
Brand advertising	161,195	0		161,195	0		161,195
Search and others	70,628	0		70,628	0		70,628

Subtotal of cost of online advertising revenues	231,823	0		231,823	0		231,823

Online games	77,859	0		77,859	0		77,859
Mobile	36,893	0		36,893	0		36,893
Others	23,083	0		23,083	0		23,083

Total cost of revenues	369,658	0		369,658	0		369,658

Gross profit	697,543	0		697,543	0		697,543

Operating expenses:
Product development	181,359	0		181,359	0		181,359
Sales and marketing	214,736	0		214,736	0		214,736
General and administrative	75,243	0		75,243	0		75,243
Impairment of intangible assets via acquisition of businesses	2,906	0		2,906	0		2,906
Total operating expenses	474,244	0		474,244	0		474,244

Operating profit	223,299	0		223,299	0		223,299

Other income	5,422	0		5,422	0		5,422
Interest income	25,277	0		25,277	0		25,277
Exchange difference	(635)	0		(635)	0		(635)

Income before income tax expense	253,363	0		253,363	0		253,363
Income tax expense	76,171	0		76,171	0		76,171

Net income	177,192	0		177,192	0		177,192
Less: Net income attributable to the mezzanine-classified noncontrolling interest shareholders	11,196	0		11,196	0		11,196
Net income attributable to the noncontrolling interest shareholders	78,837	0		78,837	(2,435)	(i)	76,402

Net income attributable to Sohu.com Inc.	87,159	0		87,159	2,435		89,594

Less: Deemed dividend to subsidiary’s Series A preferred shareholders	14,219	0		14,219	0		14,219

Net income available to common shareholders of Sohu.com Inc.	$72,940	$0		$72,940	$2,435		$75,375

Basic net income per share to common shareholders of Sohu.com Inc.	$1.92	$0.00		$1.92	$0.06		$1.98

Shares used in computing basic net income per share.	38,038	0		38,038	0		38,038

Diluted net income per share to common shareholders of Sohu.com Inc.	$1.66	$0.10		$1.76	$0.00		$1.76

Shares used in computing diluted net income per share	38,392	0		38,392	0		38,392

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

SOHU.COM INC.

Unaudited Pro Forma Consolidated Statement of Comprehensive Income

(In thousands, except per share data)

	Six Months Ended June 30, 2013
		Pro Forma Adjustments to reflect transactions completed on or promptly after September 16, 2013 (Note 2)			Pro Forma Adjustments to reflect Sogou exercising its repurchase option rights (Note 3)
	Sohu.com Inc. (Note 1)	Pro Forma Adjustments	Footnote Reference	Pro Forma Statement of Comprehensive Income	Pro Forma Adjustments	Footnote Reference	Pro Forma Statement of Comprehensive Income as adjusted
Revenues:
Online advertising:
Brand advertising	$180,428	$0		$180,428	$0		$180,428
Search and others	82,223	0		82,223	0		82,223

Subtotal of online advertising revenues	262,651	0		262,651	0		262,651

Online games	335,716	0		335,716	0		335,716
Mobile	29,086	0		29,086	0		29,086
Others	19,047	0		19,047	0		19,047

Total revenues	646,500	0		646,500	0		646,500

Cost of revenues:
Online advertising:
Brand advertising	96,434	0		96,434	0		96,434
Search and others	45,290	0		45,290	0		45,290

Subtotal of cost of online advertising revenues	141,724	0		141,724	0		141,724

Online games	45,630	0		45,630	0		45,630
Mobile	18,235	0		18,235	0		18,235
Others	11,585	0		11,585	0		11,585

Total cost of revenues	217,174	0		217,174	0		217,174

Gross profit	429,326	0		429,326	0		429,326

Operating expenses:
Product development	115,180	0		115,180	0		115,180
Sales and marketing	130,401	0		130,401	0		130,401
General and administrative	48,361	0		48,361	0		48,361
Impairment of intangible assets via acquisition of businesses	0	0		0	0		0
Total operating expenses	293,942	0		293,942	0		293,942

Operating profit	135,384	0		135,384	0		135,384

Other income	4,063	0		4,063	0		4,063
Interest income	12,199	0		12,199	0		12,199
Exchange difference	(3,969)	0		(3,969)	0		(3,969)

Income before income tax expense	147,677	0		147,677	0		147,677
Income tax expense	36,269	0		36,269	0		36,269

Net income	111,408	0		111,408	0		111,408
Less: Net income attributable to the mezzanine-classified noncontrolling interest shareholders	17,780	0		17,780	0		17,780
Net income attributable to the noncontrolling interest shareholders	47,571	0		47,571	(894)	(i)	46,677

Net income available to common shareholders of Sohu.com Inc.	$46,057	$0		$46,057	$894		$46,951

Basic net income per share to common shareholders of Sohu.com Inc.	$1.21	$0.00		$1.21	$0.02		$1.23

Shares used in computing basic net income per share	38,214	0		38,214	0		38,214

Diluted net income per share to common shareholders of Sohu.com Inc.	$1.16	$0.02		$1.18	$0.00		$1.18

Shares used in computing diluted net income per share.	38,461	0		38,461	0		38,461

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Sohu.com Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Sohu.com Inc. Balance Sheet and Statements of Comprehensive Income

Subject to the following paragraph, amounts are derived from the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013, filed on August 8, 2013, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013 (the “2012 Form 10-K).

On June 29, 2012, the Company purchased 24 million Series A Preferred Shares of its subsidiary Sogou from Alibaba Investments Limited (“Alibaba”), a private investment subsidiary of Alibaba Group Holding Limited, for cash consideration of $25.8 million. Under ASC subtopic 480-10, changes in a parent’s ownership interest in a subsidiary while the parent retains control of the subsidiary are accounted for as equity transactions, and do not impact net income or comprehensive income in the consolidated financial statements. The $14.2 million excess of the purchase price over Alibaba’s net investment balance reduced additional paid-in capital in the Company’s consolidated balance sheets.

Under ASC 260-10-S99-2, repurchases of preferred shares are viewed as an additional return to the holders of the preferred shares. Any difference between the fair value of the consideration transferred to the holders of the preferred shares and the carrying amount of the preferred shares in the Company’s consolidated balance sheet represents a return to or from the preferred shares that should be treated in a manner similar to the treatment of dividends paid on preferred shares, and therefore included as an adjustment to earnings per share. In the course of preparing the pro forma financial statements included in Item 9.01(b) of this report for the transactions reported in Items 2.01 of this report, the Company’s management determined that this one-off charge to earnings per share was not properly reflected in the Company’s financial statements for the three-month and six-month periods ended June 30, 2012 and the same effects carried forward for the nine-month period ended September 30, 2012 included in the Company’s Current Reports on Form 10-Q for the quarters then ended and for the year ended December 31, 2012 included in the Annual Report on Form 10-K for the year then ended, and that the earnings as reported for those periods should have been reduced by the amount of the purchase price for the Series A Preferred Shares of Sogou that was in excess of the carrying value of the Series A Preferred Shares in the Company’s consolidated balance sheets, which amounted to $14.2 million. For the purpose of the unaudited pro forma financial information included in Item 9.01(b) of this report, the effect of the reduction on net income available to common shareholders of Sohu.com Inc. and earnings per share for the year ended December 31, 2012 is as follows:

	As previously reported	As corrected
Net income attributable to Sohu.com Inc.	$87,159	$87,159
Less: adjustment for deemed dividends to a holder of Series A Preferred Shares of a subsidiary	—	14,219

Net income available to common shareholders of Sohu.com Inc.	$87,159	$72,940

Basic earnings per share	$2.29	$1.92
Diluted earnings per share	$2.03	$1.66

The Company is in the process of assessing the materiality of this misstatement on prior periods’ financial statements in accordance with ASC 250 (SEC’s Staff Accounting Bulletin No. 99, Materiality) and its implications with respect to the Company’s internal control over financial reporting, and based on that assessment will determine whether the error is material, whether a retroactive correction of the error is required by ASC 250 (SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,”), and whether the error reveals a deficiency in internal controls over financial reporting, and, if so, the level of any such deficiency. The Company has not completed the assessment as of the date of this report.

2.	Pro Forma Adjustments to reflect transactions completed on or promptly after September 16, 2013

The pro forma adjustments to reflect transactions completed on or promptly after September 16, 2013 are adjusted to reflect the following transactions (i) effectiveness of the Subscription Agreement and Tencent’s investment of a net amount of $448 million in Sogou and receipt of Series B Preferred Shares and non-voting Class B Common Shares; (ii) Sogou’s use of a portion of the cash proceeds of Tencent’s investment to pay a special dividend in the amount of approximately $301 million to the holders of Series A Preferred Shares of Sogou; (iii) Sogou’s entering into Repurchase Option Agreement with Sohu Search and Photon, and a Repurchase/Put Option Agreement with China Web. These pro forma adjustments are included in the unaudited pro forma consolidated financial statement information as follows:

Unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statement of Comprehensive Income

(a) The components of pro foma adjustments to cash and cash equivalents are as follows (in thousands):
To record net cash proceeds received for issuance of Series B Preferred Shares and Class B Ordinary Shares to Tencent	$448,000
To record cash paid for special dividend to Photon and China Web as holders of Series A Preferred Shares (cash paid for special dividend to Sohu Search has been eliminated in the Company’s consolidated balance sheet)	(139,700)

Total of pro forma adjustments (a)	$308,300

(b) To record the acquisition of Soso search-related businesses and certain other assets from Tencent
(c) To record an accrual for unpaid professional fees related to the transactions as if the transaction occurred on June 30, 2013
(d) To record the impact of Sogou’s payment of special dividend to Sohu Search on current taxes payable at an effective tax rate of 10%
(e) To record the estimated fair value of the put option granted to China Web by Sogou
(f) The components of pro foma adjustments on Additional paid-in capital are as follows (in thousands):
To record impact of current taxes payable on special dividend paid	$(16,120)
To record the impact of the Repurchase Option with China Web and Photon	(4,160)

Total of pro forma adjustments (f)	$(20,280)

(g) The components of pro foma adjustment on retained earning are as follows (in thousands):
(1) To record the special dividend paid to Photon and China Web as holders of Series A Preferred Shares	$(139,700)
(2) To record the net impact of the aforemontioned Repurchase and Put Option	(1,600)

Total of pro forma adjustments (g)	$(141,300)

(h) The components of pro foma adjustments on noncontrolling interest are as follows (in thousands):
To record the effect of issuance of Series B Preferred Shares and Class B Ordinary Shares	$475,472
To record the effect of the accrual for unpaid professional fees directly attributable to the issuance of Class B Ordinary Shares and Series B Preferred Shares	(6,840)

Total of pro forma adjustments (h)	$468,632

3.	Pro Forma Adjustments to reflect Sogou exercising its repurchase option rights[1]

Unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statement of Comprehensive Income

(i)	The pro forma adjustments to reflect the exercise of Repurchase Option on Series A Preferred Shares are adjusted to reflect as if the exercise took place on June 30, 2013, as Sogou expects to exercise these rights under each of these agreements when they first become exercisable.

(d) The following Exhibit is filed as part of this report:

99.1 Press release dated September 16, 2013

[1]	The special dividend paid to and exercise of repurchase option with Photon and China Web are not reflected in the pro forma adjustments to the Consolidated Statement of Comprehensive Income, as these transactions are one-off and do not have a continuing effect to the Company’s financial statements.

Safe Harbor Statement

This report on 8-K includes forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

Potential risks and uncertainties include, but are not limited to, intense competition in the online search business in general in China and in its application to the mobile platform in particular, the possibility that Sogou’s strategic cooperation with Tencent will not produce the hoped-for synergies and opportunities in the search market in China, and the other risks and uncertainties described in Sohu’s annual report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 20, 2013	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Co-President and Chief Financial Officer